EXHIBIT 24.1

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Freiman his attorney-in-fact, with power of substitution or him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated:

Signature                        Title                        Date
---------                        -----                        ----

/s/ Paul E. Freiman              President, Chief Executive   January 9, 1998
---------------------------      Office,
Paul E. Freiman                  (Principal Executive and
                                  Accounting Officer)
                                  and Director

/s/ Abraham E. Cohen             Director                     January 9, 1998
---------------------------
Abraham E. Cohen

/s/ Enoch Callaway               Director                     January 9, 1998
---------------------------
Enoch Callaway, M.D.

/s/ Theodore L. Eliot, Jr.       Director                     January 9, 1998
---------------------------
Theodore L. Eliot, Jr.

/s/ Abraham D. Sofaer            Director                     January 9, 1998
---------------------------
Abraham D. Sofaer

/s/ John B. Stuppin              Director                     January 9, 1998
---------------------------
John B. Stuppin